AMENDMENT TO INTELLECTUAL PROPERTY ASSIGNMENT
                              AND ROYALTY AGREEMENT

      The Intellectual Property Assignment and Royalty Agreement dated as of the 14th day of May, 2002, between USDR AEROSPACE, LTD., a Texas limited partnership, (hereinafter "Assignor") and U.S. GLOBAL NANOSPACE, INC. (formerly USDR GLOBAL AEROSPACE, LTD.), a Delaware corporation (hereinafter "Assignee"), is hereby amended by the parties pursuant to the terms thereof to add the following provision:

            The term "sales" as used herein shall include all net revenues received by Assignee from any and all sales and/or licensing of products and/or services, including, without limitation, net revenues received by Assignee from licensing of intellectual property rights and from providing consulting services to others. This Agreement will remain in full force and effect in accordance with its terms notwithstanding the expiration of any patents, trademarks or other intellectual property rights underlying the Intellectual Property, as Assignee acknowledges and agrees that the Intellectual Property is the foundation for all of Assignee's products and services.

      IN WITNESS WHEREOF, the Parties hereto have duly executed this amendment as of the date set forth below.

Dated: November 28, 2005

                                               USDR AEROSPACE, LTD.


                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:


                                               US GLOBAL NANOSPACE, INC.


                                               By:/s/ Carl H. Gruenler
                                                  ------------------------------
                                               Name:  Carl H. Gruenler
                                               Title: Chief Executive Officer